Exhibit 10.4

Dear            :

Pursuant to the terms and conditions of United Therapeutics Corporation’s 2011 Share Tracking Awards Plan adopted on March 15, 2011 (the “Plan”), you have been granted a Share Tracking Award of              shares of which any Appreciation, as defined in the Plan, will be paid in cash as outlined below upon exercise of the vested Share Tracking Award.

Granted To:

Grant Date:

Grant Price:

Expiration Date:

Vesting Schedule:  As outlined in the attached Terms and Conditions

By my signature below, I hereby acknowledge receipt of this Award granted on the date shown above, which has been issued to me under, and is subject to, the Terms and Conditions that are attached to this letter.  I further acknowledge receipt of the copy of the attached Terms and Conditions and the Plan, and agree to abide by them.

Signature:	Date:

Please mail or fax all signed forms to Human Resources at 301.608.2643.

If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.